EXHIBIT 10.22

EastBridge Investment Group Corp.	CONFIDENTIAL

(Translated from the agreement in Chinese)

Listing Agreement

Contract No.: 220.v3

Party A:	Hangzhou Dwarf Technology Ltd., a China registered company.

Party C:	Hangzhou Dwarf Technology Ltd. and all its holding companies both at home and abroad entrusted to go public.

Party A’s address:	252 Wen San Road, 10/F, Weixing Building, Hangzhou, Zhejiang, China, Zip code: 310012

Phone: 0571-89986080	Fax: 0571-89987678

Party B:	EastBridge Investment Group Corp., a company registered in the U.S.A.

Party B’s address:	8040 E Morgan Trail, Suite 18, Scottsdale, AZ 85258, U.S.A.

Phone: 480-966-2020	Fax: 480-966-0808

Partner: YE Xizhen (ID: 332621196305200178) assists Party A, Party B and Party C in the listing process.

Phone: 86-13967111114 (China)

Article 1 - Listing Service

Party B agrees to help Party A go public in the U.S.A.: Party B will assist Party C’s company stock to be listed on the OTCBB stock market; thereafter, in a few months or a year, when Party C’s net income exceeds RMB 25 million, Party B shall assist Party C’s stock to be listed on NASDAQ or New York Stock Exchange AMEX stock market.

Article 2 - Authority and Preconditions

1.
Party B’s authority includes consultations, negotiations involved in the listing, and the handling of relevant formalities; Party B shall have the right to decide how to list on a U.S. market for Party C, in any legal manner conforming to U.S. laws and relevant regulations thereof.

2.	Before Party B starts the listing services, Party C must meet the following prerequisites:

a.	Party C shall provide financial reports of 2008, 2009 and 2010 that are prepared by a Certified Public Accountant.

b.	Party C shall provide quarterly financial reports by a Certified Public Accountant every quarter starting from this quarter (fourth quarter financial report will be the annual financial report).

EastBridge Investment Group Corp.	CONFIDENTIAL

Article 3 - Terms and Conditions

Party B shall assist Party A to go public in nine months upon Party A’s fulfillment of the following and its successful completion of SEC audit and reporting. Party B may cause delay of the listing.

1.
Successful completion of SEC audit of its 2009 and 2010 financials in accordance with the US GAAS (Generally Accepted Auditing Standard) and GAAP (Generally Accepted Accounting Principles). Party A guarantees the net income of 2009 and 2010 according to the SEC audit will not be less than ( ) and ( ) respectively. However, a margin of 20% is allowed.

2.	Party C is free from material law suits or scandals, etc., which are detrimental to the intangible assets of Party A.

3.	Party C shall complete a business plan in both Chinese and English version within 60 days upon the signing of this agreement.

4.	Party C shall complete a web site for listing purposes within 30 days upon the signing of this agreement.

Article 4 - Party A and C’s Protection of Party B’s Interest

1.	Party B agrees to bear the following expenses for the listing of Party C:

a.	Provide a holding company (foreign company) for the listing use of Party C;

b.	Legal consulting expenses;

c.	Consulting expenses for the share structure planning of the holding company;

d.	Expenses to conduct a SEC audit for the fiscal year 2009 and 2010;

e.	SEC corporate finance pre-audit consultancy fee;

f.	SEC related application fees, road show (Party A shall bear its own traveling expenses) and investor relations fee;

g.	Consulting expenses for business plan and company web site for investors;

h.	Consulting expenses for share equity planning;

i.	Registration expenses for the initial SEC clearance and stock certificate printing;

j.	Misc. market maker fees, and issuance of stock;

k.	Consulting fees for acquisitions, share capital and stock loans;

Article 5 – U.S., People’s Republic of China and Hong Kong Laws

Party A, Party B and Party C agree to abide by the laws of the United States of America (U.S.A.), People’s Republic of China and Hong Kong.

Article 6 - Listing Fees and Manner of Payment

Party A, Party B and Party C agree to the following percentage of the equity share of the foreign company that will be listed in the U.S.A.:

Party A holds 70%; Party B holds 15%; YE Xizhen holds 15% of the foreign company;

Party B does not own any equity share of the company in China;

Listing fee totals RMB 2 million in cash payment. Mr. YE Xizhen agree to pay Party B RMB 500,000 cash as the first part of the listing fee.

EastBridge Investment Group Corp.	CONFIDENTIAL

Schedule of the RMB 500,000 cash payment: RMB 200,000 will be paid out upon the signing of this agreement; RMB 200,000 will be paid out when audit begins; RMB 100,000 will be paid out upon the audit completion and submission to the SEC.

The remaining RMB 1.5 million will be paid out of the capital raise. RMB will be converted to US dollars and wired to EastBridge’s bank account in the U.S.

Article 7 - Stock Transfer

Party A, Party B and Party C agree that Party B shall be allowed and at its own discretion to transfer or sell to any third party its shares of Party C held by Party B in any manner it so chooses after the listing of Party C has been obtained from the SEC.

Article 8 - Treatment of Cash Fee and Stock Equity for Failure of Listing

When this agreement becomes effective:

1.
If Party C’s company fails to start or complete the audit or complete the listing process with which due to the cause of Party A or Party C, Party A agrees that the cash payment paid to Party B is considered earned and not refundable.

2.
If Party C’s company fails to be listed on the main board with which due to the cause of Party B, Party B agree to refund its cash payment to Party A within 3 days after Party B receives a written notification.

3.
If for any reason or no reason, Party C’s company fails to be listed. Party A and Party C agree not to list in any manner of Party C’s shares in any stock market of the world with a year after the termination of this agreement. Otherwise, Party A and Party has to compensate Party B for the loss.

4.	Party A and Party C agree to provide an advance notice of no less than 30 days to Party B to stop the listing effort.

Article 9 - Consent to Invitation

Prior to the listing, in order for Party B to make efficient introductions of Party C to the U.S. investors and the stock market, Party A and Party C agree to update Party B in a timely manner of its new business developments in order to for Party B to understand more of Party C's business operation.

Article 10 - Confidentiality

Party A, Party B and Party C shall be liable for actively maintaining the confidentiality of the business secret of the other party including the terms of this agreement.

Article 11—Applicable Law

Execution and interpretation of this Contract shall be governed by the laws of the People’s Republic of China and Hong Kong.

Article 12—Dispute Settlement

For all disputes and differences relevant hereto or arising from performance hereof, the Parties shall first try to settle them through friendly consultation. If no agreement is reached within 30 days as of the date of the occurrence of the dispute or difference, either party may submit the dispute to Hong Kong International Arbitration Center for arbitration in accordance with then applicable arbitration rules. The arbitration award shall be final, and binding on both parties.

EastBridge Investment Group Corp.	CONFIDENTIAL

Article 13 Entire Agreement

This Agreement shall be the final and complete contract between the Parties, and shall supersede all previous agreements between the Parties, oral or written.

Article 14—Miscellaneous

If this agreement has versions of more than one language, the Chinese version shall govern in case of dispute or inconsistency between them.

Article 15—Effectiveness and Modification

This agreement shall become effective as of the date when it is signed by both parties. The Parties may modify or supplement this agreement in writing, and written modification or supplementation to this agreement signed by the Parties shall be an integral part hereof, and shall have the same legal effect as this Contract.

Article 16—Duplicates

This agreement shall be served in four copies, with each party holding two, each with the same legal effect.

Party A (signatures and seal if available):	Party B (signature and seal if available):

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